Exhibit 10.2

THE TUBE MEDIA CORP.

March 6, 2006

Mr. John E. Reardon, President
Tribune Broadcasting Company
435 North Michigan Avenue, Suite 1800
Chicago, IL 60611

Re:	Charter Affiliation Agreement (the “Agreement”) dated as of March 6, 2006 by and between The Tube Music Network, Inc. (“Network”) and Tribune Broadcasting Company (“Affiliate”)

Dear Mr. Reardon:

As an inducement to Affiliate to enter into the Agreement, and in consideration of Affiliate’s obligations in the Agreement, including but not limited to, the obligation to transmit the Service on broadcast television stations listed on Exhibit A of the Agreement, this letter shall confirm our agreement respecting additional consideration to be provided by Network to Affiliate. All capitalized terms used and not otherwise defined herein shall have the meanings as set forth in the Agreement. Unless terminated earlier, the provisions of this letter shall terminate upon the expiration or earlier lawful termination of the Agreement, other than paragraph 7 herein which shall terminate twelve (12) months after the expiration or earlier lawful termination of the Agreement.

Network hereby agrees to provide Affiliate with the consideration set forth below, all such consideration to be in addition to that consideration set forth in the Agreement, including but not limited to as specified in Exhibit D thereof.

1.  Consideration. The Tube Media Corp. (“Tube Media”), the parent company of Network, shall provide Affiliate with warrants to purchase shares of common stock of Tube Media in the following amounts and upon the following occurrences. Each warrant shall be in the form attached as Exhibit 1 hereto. Each warrant will expire on the earlier of (i) the tenth anniversary of the issuance of the pertinent common stock purchase warrant, or (ii) the termination or expiration of the Agreement (including any renewal periods):

(a)  Within ten (10) days after the execution of the Agreement, Affiliate shall receive a common stock purchase warrant to acquire [XXXXX]*shares of Tube Media’s common stock, at a purchase price of two dollars and twenty-five cents ($2.25) per share;

* Filed under an application for confidential treatment.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

(b)  Upon Affiliate’s transmission of the Service to Stations in DMAs that represent seventy-five percent (75%) of all TV Households (as defined in the Agreement) in the DMAs where Affiliate owns and/or operates Broadcast Television stations (“Affiliate DMAs”), Affiliate shall receive a common stock purchase warrant to acquire [XXXXX]*shares of Tube Media’s common stock, at a purchase price of two dollars and fifty cents ($2.50) per share.

2.  Additional Consideration. Tube Media will provide Affiliate grants of common stock on the terms and conditions as expressly set forth in the Securities Issuance Agreement (the form of which is attached hereto as Exhibit 3), which shall contain provisions as follows:

(a)  Within ten (10) days after the execution of the Agreement, Tube Media will issue to Affiliate [XXXXX]* shares of common stock of Tube Media.

(b)  Tube Media will issue to Affiliate additional shares of common stock at the rate of [XXXXX]* shares of Tube Media common stock for each eleven million (11,000,000) TV Households (or pro rata portion if less than eleven million (11,000,000) TV Households) that first receive the Service as a result of a launch of the Service on a Station pursuant to the Agreement; provided, however, that TV Households that receive the Service in DMAs with fewer than one hundred thousand (100,000) TV Households shall not be included in the calculation of “TV Households” solely for purposes of this paragraph 2(b). A schedule of TV Households in current Affiliate DMAs and the number of shares of common stock to be issued within twenty (20) days after launch of the Service in each Affiliate DMA is set forth in Exhibit 2 hereto.

(c)  In the event Affiliate launches the Service on any Acquired Station, or on an Affiliate Broadcast Television station in the New Orleans DMA, Tube Media shall issue additional shares of Tube Media common stock to Affiliate at the same ratio and subject to the same restrictions set forth in paragraph 2(b) above, in each case, within twenty (20) days after the launch of the Service on such Acquired Station or on such Affiliate Broadcast Television station in the New Orleans DMA, as the case may be; provided, however, that in no event shall more than an aggregate of [XXXXX]* shares be issued pursuant to this paragraph 2.

(d)  All shares issued to Affiliate hereunder will be duly authorized, and when issued hereunder, will be validly issued, fully paid and non-assessable. The shares will not be registered under the Securities Act of 1933, as amended. All such shares shall be issued pursuant to the Securities Issuance Agreement in the form attached hereto as Exhibit 3. With respect to the issuance of any securities hereunder, Affiliate represents and warrants that it is an accredited investor, as such term is defined in Regulation D of the Securities and Exchange Act and that the Affiliate has such knowledge and experience in financial, investment and business matters so as to be capable of evaluating the merits and risks of the proposed investment.  Affiliate hereby agrees to execute such documents as may be reasonably necessary and appropriate, and as requested by Tube Media, to permit compliance with state and federal securities laws. Affiliate is hereby granted piggyback registration rights with respect to all shares issued hereunder.

* Filed under an application for confidential treatment.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

(e)  Tube Media represents and warrants that Exhibit 4 hereto sets forth the complete capitalization of Tube Media, including a listing of all outstanding equity securities, securities convertible into or exchangeable for equity securities, and any outstanding rights to purchase such securities.

3.  [XXXXX]*.  In consideration of, and subject to, Affiliate’s distribution of the Service on each of the Stations covered by the Agreement, and Affiliate’s continued transmission of the Service throughout the Term in accordance with the terms of the Agreement, Network shall pay Affiliate a [XXXXX]* each calendar quarter during the Initial Term (the “[XXXXX]*”) based on the number of [XXXXX]* Subscribers (as defined below) in the DMAs of the Stations transmitting the Service pursuant to the Agreement. The [XXXXX]*, if any, shall be payable at the end of each calendar quarter for the three months contained in such calendar quarter as set forth below in this paragraph 3; provided, however that if the Agreement commences and/or the requirement to pay the [XXXXX]* terminates on a date other than the first or last day of a calendar quarter, respectively, then the [XXXXX]* for such calendar quarter shall be prorated based on the number of days in such calendar quarter that the Agreement is in effect and an MVPD is distributing the Service in the DMA of a Station transmitting the Service. The [XXXXX]* for each quarter during the Initial Term shall be determined by [XXXXX]* by the number of [XXXXX]* Subscribers. The number of “[XXXXX]* Subscribers” shall be equal to the average of the number of Digital Cable Subscriber Households (determined in accordance with subparagraph 3(a) below) as of the last day of the quarter preceding the quarter at issue and the number of Digital Cable Subscriber Households as of the last day of the quarter at issue. For each quarter during calendar years 2008-2011 in which a portion of the [XXXXX]* is payable, the number of [XXXXX]* Subscribers for which the [XXXXX]* will be payable shall be capped at the number of Digital Cable Subscriber Households (determined in accordance with subparagraph 3(a) below) as of December 31, 2007.

(a)	(i)	For purposes of calculating the [XXXXX]*, the number of “Digital Cable Subscriber Households” in the DMA(s) of each Station transmitting the Service shall equal the number of Digital Cable Subscriber Households as set forth in the certified report supplied by each MVPD distributing the Service (as described in Section 7(a) of the Agreement).

* Filed under an application for confidential treatment.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

(ii)
In the event that the total number of linear digital video subscribers served by an MVPD that distributes the Service is not broken out by DMAs in such MVPD’s reported data, then, for purposes of this paragraph 3, the number of Digital Cable Subscriber Households for such non-reporting MVPD shall be equal to the product of (x) the number of TV Households receiving linear video services from such MVPD’s systems that carry the Service in the pertinent DMA as set forth in a Nielsen report such as FOCUS multiplied by (y) the National Digital Cable Penetration Percentage most recently reported by such MVPD. The “National Digital Cable Penetration Percentage” shall be equal to the quotient of (i) the total number of subscribers to linear digital video services as most recently publicly reported by such MVPD, divided by (ii) the total number of TV Households receiving linear video services from such MVPD as most recently publicly reported by such MVPD.

(iii)
In the event that a particular MVPD does not report its total number of subscribers to linear digital video services and total number of TV Households receiving linear video services, then, for purposes of this paragraph 3, the number of Digital Cable Subscriber Households for such non-reporting MVPD shall be equal to the product of (x) the number of TV Households receiving linear video services served by such MVPD’s systems that carry the Service as set forth in a Nielsen report such as FOCUS multiplied by (y) a national digital cable penetration estimate from Kagan Research, LLC.

(iv)
In the event that a more accurate independent publicly available source for determining the number of television households that receive the Service through a subscription cable service hereafter becomes available, the parties may mutually agree to use such source in lieu of the foregoing.

(b)  For each calendar year for which a [XXXXX]* is payable, a running balance sheet of the [XXXXX]* will be maintained and reconciled on a quarterly basis as follows:

* Filed under an application for confidential treatment.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

(i)	If at the end of any calendar quarter during the Initial Term, the sum of the aggregate Affiliate Advertising Share and aggregate Affiliate Transactional Share (“Total Revenue”) for such calendar quarter equals or exceeds the [XXXXX]* due and payable for such calendar quarter, then Network shall pay the Total Revenue in accordance with the provisions of Exhibit D to the Agreement and shall not pay Affiliate any additional amounts during such calendar quarter (i.e., no portion of the [XXXXX]* shall be due or payable for such quarter), provided that Network may carry forward to subsequent calendar quarters during such calendar year the amount by which Total Revenue exceeds the portion of the [XXXXX]* that would otherwise have been payable for that or any subsequent calendar quarter(s). In no event will any dollar amount(s) payable to Affiliate be carried forward past the expiration of the Initial Term. The following table provides an illustration of the carry-forward concept and assumes the [XXXXX]* for the calendar year is $[XXXXX]* (payable in four equal $[XXXXX]* installments over such calendar year), and Total Revenue of $[XXXXX]* for the first quarter, $[XXXXX]* for the second quarter, $[XXXXX]* for the third quarter, and $[XXXXX]* for the fourth quarter of such calendar year.

Calendar Quarter:	[XXXXX]*	Total Revenue:	Amount Paid:	Carry Forward:

1	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
2	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
3	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
4	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
*Not to be carried forward to the following calendar year

(ii)	If, at the end of any calendar quarter during the Initial Term, the Total Revenue for such calendar quarter is less than the [XXXXX]*., then Network shall, in lieu of the Total Revenue payment, pay the portion of the [XXXXX]* due for such quarter, provided that Network may recoup the [XXXXX]* paid in such quarter against subsequent calendar quarters during such calendar year if the Total Revenue in future quarter(s) exceeds the [XXXXX]* payable for such quarter(s). In no event will any dollar amount(s) payable to Affiliate be carried forward past the expiration of the Initial Term. The [XXXXX]* for a quarter, if paid in lieu of the Total Revenue Payment, shall be due and payable no later than forty-five (45) days following the end of such quarter. The following table provides an illustration of the recoupment concept and assumes the [XXXXX]* for the calendar year is $[XXXXX]* (payable in four equal $[XXXXX]* installments over such calendar year), and Total Revenue of $[XXXXX]* for the first quarter, $[XXXXX]* for the second quarter, $[XXXXX]* for the third quarter, and $[XXXXX]* for the fourth quarter of such calendar year.

* Filed under an application for confidential treatment.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Calendar Quarter:	$[XXXXX]*	Total Revenue:	Amount Paid:	Recoupment:

1	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
2	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
3	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
4	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*	$[XXXXX]*
*Not to be carried forward to the following calendar year

4.  Other Terms.

(a)  Network is a wholly-owned subsidiary of Tube Media, and Tube Media shall maintain it or its successor’s existence separate from Tube Media for the term of the Agreement. Tube Media shall not issue any equity in Network (or securities exchangeable for or convertible into equity of Network) during the Term, including any renewal periods.

(b)  Tube Media is open to discussion with Affiliate with respect to other financial investment opportunities between Tube Media, Network and Affiliate. Tube Media hereby grants Affiliate a preemptive right regarding future issuances of equity securities of Tube Media (or securities convertible into or exchangeable for equity of Tube Media), pursuant to which, if Tube Media proposed to issue equity securities (or securities convertible into or exchangeable for equity securities), it will give notice to Affiliate and Affiliate will have the right to purchase that number of such securities so as to maintain its then-current percentage interest in Tube Media, on the same or equivalent terms and conditions, including, without limitation, monetary terms and conditions, upon which such securities are being issued by Tube Media. This preemptive right will not apply to issuances of shares of common stock by Tube Media (i) as payment for services so long as the aggregate amount of all such issuances does not exceed 10% of the total number of shares of common stock outstanding as of the date of this letter agreement and so long as each share is valued at no less than one dollar and fifty cents ($1.50), (ii) to other distributors of the Service so long as the aggregate amount of all such issuances does not exceed [XXXXX]*shares, (iii) to satisfy existing obligations of Tube Media to issue equity as described on Exhibit 4 hereto, (iv) pursuant to Tube Media’s 2004 Stock Option and Stock Incentive Plan or any other equity incentive plan approved by Tube Media’s shareholders, including issuances of equity securities convertible into or exchangeable for shares of Tube Media common stock pursuant to any such plan; provided, that the maximum number of shares of Tube Media common stock issuable under any such plan shall not exceed 10% of the outstanding shares of Tube Media common stock as of the date such plan is approved by Tube Media’s shareholders, or (v) in connection with a merger or consolidation where Tube Media is the surviving corporation or an acquisition of the stock or assets of a third party by Tube Media. Affiliate must notify Tube Media of its intent to exercise its preemptive right with respect to applicable issuances of equity securities by Tube Media within ten (10) days after receiving notice of such issuances from Tube Media.

* Filed under an application for confidential treatment.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

5.  Board of Directors  Tube Media hereby grants Affiliate the right to attend all meetings of the Board of Directors of Tube Media and Network and all meetings of any committees of such Boards of Directors, in each case, solely as a non-voting observer, and to receive any information given to such Boards for so long as the Agreement and any renewal thereof is in effect.

6.  MFN. Network agrees that if, in relation to any third party that distributes the Service in the United States (“Third Party”), Network or Tube Media during the Term (i) uses a percentage higher than fifteen percent (15%) to calculate the Affiliate Advertising Share or Affiliate Transactional Share, or (ii) issues equity securities or securities exchangeable for or convertible into equity securities, other than warrants or other similar rights to purchase such securities, to another distributor of the Service at a ratio more favorable than [XXXXX]* shares per eleven million (11,000,000) TV Households launched, provided that such ratio shall be calculated on an aggregate basis with respect to all such issuances to such other distributor (each, a “More Favorable Provision”), Network will promptly offer such More Favorable Provision to Affiliate; provided, however, that if the grant of such More Favorable Provision requires the performance by such Third Party of any material obligation, term or condition that is not already being performed by Affiliate, then Affiliate shall perform such obligation, term or condition in order to receive such More Favorable Provision. For purposes of this paragraph 6, all TV Households in the DMA of a Broadcast Television station that distributes the Service and all TV Households actually receiving the Service shall be deemed to be receiving the Service.

7.  Confidentiality. Neither Tube Media nor Affiliate nor Network shall disclose (whether orally or in writing, or by press release or otherwise) to any third party outside their respective companies (other than their respective officers, directors and employees, in their capacity as such, and their respective auditors, consultants, financial advisors, lenders, potential buyers or investors and attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this paragraph 7 by any of such parties) the terms of this letter or any confidential information received by any representative of Affiliate serving as an observer at meetings of the Tube Media Board of Directors pursuant to Section 5 of this letter, except, in each case: (a) to the Auditor as provided in Section 7(d) of the Agreement; (b) to the extent necessary to comply with the valid order or compulsory process of an administrative agency or a court of competent jurisdiction, in which event the party making such disclosure shall so notify the other as promptly as practicable (and, if possible, prior to making such disclosure); (c) in accordance with the regulations of the U.S. Securities and Exchange Commission, any securities exchange or over the counter market on which such party (or its parent company) is listed, or otherwise as required by law; (d) in order to enforce its rights pursuant to this letter and/or the Agreement; or (e) if collectively agreed by Tube Media, Affiliate and Network, in advance of such disclosure, in writing. Any representative that attends meetings of the Tube Media Board of Directors pursuant to Section 5 of this letter agreement on Affiliate’s behalf shall be subject to all confidentiality restrictions commensurate with those imposed on voting board members as required by any applicable law and Tube Media’s and Network’s corporate documents as in effect on the date hereof, and Affiliate will cause any such representative of Affiliate to comply with the provisions of this paragraph 7. Affiliate will further cause its representative to execute any standard confidentiality agreement as may be reasonably required by Tube Media. This paragraph 7 shall survive the termination of this letter and/or the Agreement.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

8.  Early Termination

(a)  Affiliate shall have the right to terminate the Agreement upon at least forty-five (45) days’ prior written notice to Network if the Service is being distributed, in the aggregate, to a Percentage of TV Households (as defined below) that is less than the “Threshold Percentage of Television Households” specified opposite the applicable date in the table below; provided, however, that Affiliate must exercise such right within sixty (60) days after receipt of the applicable year-end report referenced below or such right shall be deemed waived. The “Percentage of TV Households” shall mean the percentage obtained by dividing (i) the number of TV Households deemed to be receiving the Service pursuant to this paragraph 8(a) by (ii) the number of TV Households in the United States. For purposes of this paragraph 8(a) only, all TV Households in the DMA of a full-power television station distributing the Service and all TV Households actually receiving the Service shall be deemed to be receiving the Service and all Stations listed on Exhibit A of the Agreement shall be deemed to be distributing the Service. Network shall provide reports to Affiliate identifying the Broadcast Television stations broadcasting the Service, the number of TV Households in the DMA of each such station, and the Percentage of TV Households as of June 30 and December 31 of each year during the Initial Term of the Agreement. These reports will be provided to Affiliate no later than August 15 and February 15, respectively.

(b)  Affiliate shall have the right to terminate the Agreement upon at least forty-five (45) days’ prior written notice to Network if the Service is being distributed, in the aggregate, to a Percentage of Cable Households (as defined below) that is less than the “Threshold Percentage of Cable Households” specified opposite the applicable date in the table below; provided, however, that Affiliate must exercise such right within sixty (60) days after receipt of the applicable year-end report referenced below or such right shall be deemed waived. The “Percentage of Cable Households” shall mean the percentage obtained by dividing (i) the number of TV Households deemed to be receiving the Service pursuant to this paragraph 8(b) from a multiple system operator (“MSO”) by (ii) the number of TV Households in the United States that receive linear video television programming services from an MSO. For purposes of this paragraph 8(b) only, the total number of TV Households subscribing to any services, tier, level of service or package of services offered by an MSO that carries the Service shall be deemed to be receiving the Service (regardless of whether the Service is carried on such tier, level of service or package of services) and each MSO in the DMA of a Station listed on Exhibit A of the Agreement shall be deemed to be carrying the Service. Network shall provide reports to Affiliate identifying the MSOs distributing the Service, the number of TV Households served by each such MSO, and the Percentage of Cable Households as of June 30 and December 31 of each year during the Initial Term of the Agreement. These reports will be provided to Affiliate no later than August 15 and February 15, respectively.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Table of Distribution Milestones

Date	Threshold Percentage of Television Households	Threshold Percentage of Cable Households

December 31, 2006	50%	35%
June 30, 2007	75%	50%
December 31, 2007	80%	60%
December 31, 2008	80%	60%
December 31, 2009	85%	70%

9.  Termination for Breach

Notwithstanding the provisions of the Agreement, any breach involving failure to pay any amount due under this letter must be cured within ten (10) days after notice. A breach involving Network’s failure to pay an amount due to Affiliate pursuant to paragraph 3 above shall be deemed a breach as to Affiliate rather than as to a particular Station or Stations.

10.  Counterparts

This letter may be executed in counterparts, each of which will have the full force and effect of a fully-executed original. This letter may be executed by each or either party by delivering signed signature pages thereof to the other party by facsimile. Any party delivering an executed counterpart of this letter by facsimile shall also deliver to the other party an original executed counterpart of this letter, but the failure to do so does not affect the validity, enforceability or binding effect of this letter.

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Please acknowledge your acceptance of the above terms, by signing where indicated below.

Very truly yours,

THE TUBE MEDIA CORP.		THE TUBE MUSIC NETWORK, INC.

By:	/s/ John W. Poling	By:	/s/ Les Garland
	John W. Poling		Les Garland
	Executive Vice President & CFO		President & CEO

ACKNOWLEDGED AND ACCEPTED BY:

TRIBUNE BROADCASTING COMPANY

By:	/s/ John E. Reardon
John E. Reardon
President

[Signature page:  Letter agreement by and between The TUBE Music Network, Inc. and Tribune Broadcasting Company]

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Exhibit 1
Form of Warrant

[The Warrant was filed as an Exhibit to the Form 8-K]

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Exhibit 2
Television Households by Tribune Market

2006 Rank	DMA	2006 TV HH	2006 % US TV HH	Shares Issued Pursuant to ¶2b

1	New York	7,375,530	6.692%	[XXXXX]*
2	Los Angeles	5,536,430	5.023%	[XXXXX]*
3	Chicago	3,430,790	3.113%	[XXXXX]*
4	Philadelphia	2,925,560	2.654%	[XXXXX]*
5	Boston (Manchester)	2,375,310	2.155%	[XXXXX]*
7	Dallas - Ft. Worth	2,336,140	2.120%	[XXXXX]*
8	Washington DC (Hagerstown)	2,252,550	2.044%	[XXXXX]*
9	Atlanta	2,097,220	1.903%	[XXXXX]*
10	Houston	1,938,670	1.759%	[XXXXX]*
13	Seattle- Tacoma	1,701,950	1.544%	[XXXXX]*
17	Miami - Ft. Lauderdale	1,522,960	1.382%	[XXXXX]*
18	Denver	1,415,180	1.284%	[XXXXX]*
19	Sacramento - Stockton - Modesto	1,345,820	1.221%	[XXXXX]*
21	St. Louis	1,222,380	1.109%	[XXXXX]*
23	Portland, OR	1,099,890	0.998%	[XXXXX]*
25	Indianapolis	1,053,750	0.956%	[XXXXX]*
26	San Diego	1,026,160	0.931%	[XXXXX]*
28	Hartford & New Haven	1,013,350	0.919%	[XXXXX]*
39	Grand Rapids - Kalamazoo - Battle Creek	731,630	0.664%	[XXXXX]*
41	Harrisburg - Lancaster - Lebanon - York	707,010	0.641%	[XXXXX]*
55	Albany - Schenectady - Troy	552,250	0.501%	[XXXXX]*
TOTALS		43,660,530	39.614%	[XXXXX]*

TOTAL US TV HH		110,213,910	100.000%

Source: Nielsen Media Research 2005-2006 Local Market Universe Estimates

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Exhibit 3
Form of Securities Issuance Agreement

[The Securities Issuances Agreement was filed as an Exhibit to the Form 8-K]

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309

March 6, 2006
Mr. John E. Reardon

Exhibit 4
Capitalization of The Tube Media Corp.

[Intentionally Omitted]

1451 West Cypress Creek Road, Suite 300 , Ft. Lauderdale, Florida 33309